Exhibit 10.20.1

LEASE

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC.,

Landlord,

and

AUSHON BIOSYSTEMS, INC.,

Tenant

i

32.	FINANCIAL STATEMENTS AND CREDIT REPORTS	29
33.	COMMISSIONS	29
34.	TIME AND APPLICABLE LAW	29
35.	SUCCESSORS AND ASSIGNS	30
36.	RENEWAL OPTION	30
37.	ENTIRE AGREEMENT	30
38.	EXAMINATION NOT OPTION	31
39.	RECORDATION	31
40.	LIMITATION OF LANDLORD’S LIABILITY	31
41.	RIGHT OF FIRST OFFER	31
42.	SATELLITE DISH	32
43.	GENERATOR	33

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES		1

EXHIBIT A-1 – SITE PLAN		1

EXHIBIT B – INITIAL ALTERATIONS		1

EXHIBIT C – INTENTIONALLY DELETED		1

EXHIBIT D – RULES AND REGULATIONS		1

ii

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	43 Manning Road, Billerica, Massachusetts 01821-3925

LANDLORD:	RAR2 BOSTON INDUSTRIAL QRS - MA, INC., a Maryland corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company 600 Unicorn Park Drive, First Floor Woburn, MA 01801-3339

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	RAR2 - BOSTON INDUSTRIAL QRS - MA, INC. 75 Remittance Drive, Suite 6730 Chicago, IL 60675-6730

LEASE REFERENCE DATE:	September 7, 2007

TENANT:	AUSHON BIOSYSTEMS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

a) As of beginning of Term:	43 Manning Road, Billerica, Massachusetts 01821-3925

b) Prior to beginning of Term (if different):	25 Adams Street, Suite 1, Burlington, Massachusetts 01803

PREMISES ADDRESS:	43 Manning Road, Billerica, Massachusetts 01821-3925

PREMISES RENTABLE AREA:	Approximately 21,500 rentable sq. ft. on the first floor of the Building (for outline of Premises see Exhibit A)

USE:

Laboratory, research and development, manufacturing, and related office use, including biological development, manufacturing, testing and services, and the production, manufacture, testing and use of biotechnological equipment.

COMMENCEMENT DATE:	October 1, 2007

TERM OF LEASE:	Five (5) years and two (2) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	November 30, 2012

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

Period		Rentable Square	Annual Rent Per Square		Monthly Installment
from	through	Footage	Foot	Annual Rent	of Rent
10/1/2007	9/30/2008	15,000	$7.50	$112,500.00	$9,375.00
10/1/2008	9/30/2009	21,500	$7.75	$166,625.00	$13,885.42
10/1/2009	9/30/2010	21,500	$8.00	$172,000.00	$14,333.33
10/1/2010	9/30/2011	21.500	$8.25	$177.375.00	$14,781.25
10/1/2011	11/30/2012	21,500	$8.50	$182,750.00	$15,229.17

Provided that Tenant is not in default under his Lease beyond any applicable cure period during the first twelve months of the Term, Tenant shall pay the Monthly Installment of Rent based on only 15,000 rentable square feet for the first twelve months of the Term as the schedule above provides.  If Tenant is in default beyond any applicable cure period anytime during the first twelve months of the Term, the Monthly Installment of Rent from the Commencement Date shall thereafter be $13,437.50 for such period.  Rent Adjustments pursuant to Article 4 shall be based on the full 21,500 rentable square feet and due and payable from the Commencement Date of this Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4)	$5,715,42

TENANT’S PROPORTIONATE SHARE:	50%

SECURITY DEPOSIT:	$166,625.00 in the form of an irrevocable letter of credit per Article 5.

ASSIGNMENT/SUBLETTING FEE	$1,000.00

REAL ESTATE BROKER DUE COMMISSION:	Meredith & Grew, for Tenant; CB Richard Ellis, for Landlord

TENANT’S SIC CODE:	3826

AMORTIZATION RATE:	11.00%

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:	TENANT:

RAR2 — BOSTON INDUSTRIAL QRS —MA, INC., a Maryland corporation	AUSHON BIOSYSTEMS, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, Authorized Agent

By:	By:

Name:	Name:

Title:	Title:

Dated:	Dated:

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages.  The Premises arc depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1.  The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.                                      USE AND RESTRICTIONS ON USE.

1.1                               The Premises are to be used solely for the purposes set forth on the Reference Pages.  Tenant shall have 24/7 access to the Premises, subject to the terms of this Lease.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use (as opposed to office or manufacturing use generally) by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense.  Other than the permitted Uses as set forth in the Reference Pages, Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof (the “Building Insurance”), and Tenant shall pay as Additional Rent any increased premium for Building Insurance that is due entirely to Tenant’s activities in the Premises.  Tenant shall not do or permit anything to be done on or about the Premises or bring into or keep anything in the Premises which will in any way invalidate or prevent the procuring of Building Insurance.

1.2                               Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials.  Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials to the extent customary and necessary for the use of the Premises for the permitted Uses; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.  Landlord represents and warrants that as of the Commencement Date, Landlord has no knowledge of the presence of Hazardous Materials in the Premises.

1.3                               Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including shared use of two (2) tailboard loading docks and the parking facilities, subject to Landlord’s rules and regulations regarding such use.  Tenant and the Tenant Entities shall be entitled to use the parking facilities located at the Building at no additional cost; however, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than the number of spaces allocated to Tenant according to the parking ratio set forth in this Section 1.3.  The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces.  The parking ratio at the Building is three (3) parking spaces per 1,000 rentable square feet and parking is available on a first-come-first-served basis.

2.                                      TERM.

2.1                               The Term of this Lease shall begin on the date (“Commencement Date’) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease.  Landlord shall tender possession of the Premises with all base building systems (excluding systems supporting the clean room and other specialty equipment), including the loading dock leveler, electrical, mechanical, fire detection and suppression and plumbing systems in good working order and the HVAC system (including the HVAC rooftop units servicing the Premises) in working order.  Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items.

2.2                               Intentionally Deleted.

2.3                               Tenant, or any agent, employee or contractor of Tenant, shall be permitted to enter, use or occupy the Premises prior to the Commencement Date, beginning upon complete execution of this Lease provided Tenant has complied with the provisions of this Lease, to prepare the Premises for occupancy.  Such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11.  Said early possession shall not advance the Commencement Date or the Termination Date.  Landlord agrees to reasonably cooperate with and not interfere with Tenant’s efforts to prepare the Premises for occupancy.  If, as a result of any material interference or lack of reasonable cooperation by Landlord that causes a delay in the completion of Tenant’s initial alterations (“Landlord Delay”), Tenant is unable to complete Tenant’s initial alterations by the Scheduled Commencement Date, the Commencement Date shall be delayed one day for each day of Landlord Delay.

3.                                      RENT.

3.1                               Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2                               Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease on more than one (I) occasion during any calendar year, beginning with the second (2nd) such late payment and for every subsequent late payment during such calendar year, a late charge shall be imposed in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.                                      RENT ADJUSTMENTS.

4.1                               For the purpose of this Article 4, the following terms are defined as follows:

4.1.1                     Lease Year:  Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2                     Expenses:  All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith.  In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of:  (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.  Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

Notwithstanding anything to the contrary set forth in this Lease, Expenses shall not include the following:

4.1.2.1                                   any ground or underlying lease rental;

4.1.2.2                                   bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the lot;

4.1.2.3                                   costs which may be considered capital improvements, capital repairs, capital changes or any other capital costs as determined under generally accepted accounting principles except for capital improvements referred to in (i)-(iii) above and required by any laws not in existence and not in effect as of the Commencement Date, in which case such costs shall be capitalized and amortized over their useful life determined in accordance with generally accepted accounting principles;

4.1.2.4                                   rentals for items which if purchased, rather than rented, would constitute a capital cost;

4.1.2.5                                   costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or is otherwise reimbursed;

4.1.2.6                                   depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

4.1.2.7                                   advertising and promotional expenditures;

4.1.2.8                                   marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

4.1.2.9                                   costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

4.1.2.10                            expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly;

4.1.2.11                            costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

4.1.2.12                            management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fee is in excess of the range of management fees for like-kind-of-buildings in the Billerica market;

4.1.2.13                            salaries and other benefits paid to the employees of Landlord to the extent customarily included in or covered by a management fee, provided that in no event shall Expenses include salaries and/or benefits attributable to personnel above the level of Senior Property Manager;

4.1.2.14                            intentionally omitted;

4.1.2.15                            amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third patties on a competitive basis;

4.1.2.16                            Landlord’s general corporate overhead and general and administrative expenses;

4.1.2.17                            any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

4.1.2.18                            services provided, taxes, attributable to, and costs incurred in connection with the operation of any retail, restaurant and garage operations for the Building, and any replacement garages or parking facilities and any shuttle services;

4.1.2.19                            costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the Commencement Date;

4.1.2.20                            all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Expenses except in the year in which the assessment or premium installment is actually paid;

4.1.2.21                            costs arising from the negligence or willful misconduct of Landlord;

4.1.2.22                            costs arising from Landlord’s charitable or political contributions;

4.1.2.23                            intentionally omitted;

4.1.2.24                            intentionally omitted;

4.1.2.25                            costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; or

4.1.2.26                            intentionally omitted.

4.1.3                     Taxes:  Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor, and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall not include any corporate franchise, estate, succession, transfer, gift, capital stock tax, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2                               Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3                               The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.  If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate then published in The Wall Street Journal, and such credit shall be extended to succeeding installments of rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the Term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date or expiration or earlier termination.  In addition, in the event such audit by Tenant discloses such an overcharge in excess of seven percent (7%) of the amount of Expenses payable in accordance with this Article 4, then Landlord shall pay to Tenant the reasonable costs and expenses of such audit.  In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4                               Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5                               When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1                     If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2                     If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.6                               If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.                                      SECURITY DEPOSIT.

5.1                               Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

5.2                               The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit in favor of Landlord (the “letter of credit”) in the amount set forth on the Reference Pages.  Under any circumstance under which Landlord is entitled the use of all or a part of the Security Deposit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to draw down the full balance of the letter of credit and retain the proceeds.  The following terms and conditions shall govern the letter of credit:

5.2.1                     Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to return of its Security Deposit.

5.2.2                     The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 5.2 and shall otherwise be in form reasonably acceptable to Landlord.  The initial letter of credit shall have an expiration date not earlier than fifteen (15) months after the Commencement Date.  A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.  Landlord hereby consents to the use of either Citizens Bank and Silicon Valley Bank for the issuance of the letter of credit pursuant to this Article 5.

5.2.3                     The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit.  Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

5.2.4                     Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that an Event of Default has occurred.  The letter of credit must state that it can be presented for payment at the office of the issuer or an approved correspondent in the metropolitan Boston, Massachusetts area.  Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“Beneficiary is entitled to draw on this credit pursuant to that certain Lease dated for reference September 7, 2007 between RAR2 BOSTON INDUSTRIAL QRS — MA, INC., a Maryland corporation, as Landlord and AUSHON BIOSYSTEMS, INC., a Delaware corporation, as Tenant, as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.2.5                     Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

5.2.6                     In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; and Tenant shall pay all fees to the issuer necessary to effect and evidence such transfer.

5.2.7                     Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord.  However, if (i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then

Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by Landlord if a default occurs.

5.2.8                     In the event Tenant (i) demonstrates to Landlord’s reasonable satisfaction that it has secured no less than $5,000,000.00 of equity infusion and (ii) is not then in default beyond any applicable cure period, Landlord shall permit the amount of the letter of credit to be reduced by fifty percent (50%).

6.                                      ALTERATIONS.

6.1                               Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  When applying for such consent, Tenant shall, if requested by Landlord, famish complete plans and specifications for such alterations, additions and improvements.  Landlord’s consent shall not be required with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate for any particular project do not cost more than the greater of (i) $25,000 and (ii) $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2                               In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due ten (10) business days after Landlord’s demand.

6.3                               All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article II in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at

Landlord’s election said sums shall be paid in the same way as sums due under Article 4.  Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7.                                      REPAIR.

7.1                               Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building.  By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, including the work to be performed by Landlord pursuant to Section 2.1 and Exhibit B, except as set forth in the punch list to be delivered pursuant to Section 2.1.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2                               Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems exclusively serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris).  Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition.  Tenant will, as far as possible, keep all such parts of the Premises from falling out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in as good a condition as on the Commencement date, reasonable wear and tear and loss by fire or other casualty excepted (but not excepting any damage to glass).  Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.3                               Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.  Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.4                               Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment exclusively serving the Premises (and a copy thereof shall be furnished to Landlord).  The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.  Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

7.5                               Landlord and Tenant acknowledge and agree that as a material inducement to enter into this Lease, Landlord has agreed to replace the base-building HVAC roof top units that service the Premises (“HVAC Replacement Units”) with two (30 ton) gas-fired units and Landlord will place the VAV boxes within the Premises in good working order.  Landlord shall complete its HVAC work within one hundred twenty (120) days from the complete execution of this Lease, subject to any force majeure and any Tenant-caused delay.  Notwithstanding any provision to the contrary, for the period from the Commencement Date until twelve (12) months after completion of the installation of the HVAC Replacement Units, Landlord shall be responsible for repair of the HVAC roof top units which service the Premises and the cost for such repair shall not be charged-back to the Tenant unless the need for such repair was due to Tenant’s failure to properly complete the preventive maintenance on such units or resulted from damage caused by the Tenant.  Tenant shall be responsible for preventive maintenance also on the HVAC Replacement Units once installed.  After the aforesaid twelve month period, Tenant shall also be responsible for repair and replacement of the HVAC Replacement Units to the extent required under this Lease.  After such twelve month period, Landlord shall assign to Tenant, if it is able to do so, any warranties that exist relating to the HVAC Replacement Units and, if it is unable to assign any such warranties, Landlord will, upon Tenant’s written request, enforce any such warranties as needed.  Following twelve months after Landlord’s installation of the HVAC Replacement Units, any replacement or maintenance and repair in excess of 510,000.00 of the base building HVAC units serving the Premises shall be deem a capital expenditure and shall be performed by Landlord and, in such event, the costs to the Landlord shall be amortized over the reasonable life of such expenditures in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time and Tenant shall be responsible to pay as additional rent equal monthly installments of such amortized cost but not beyond the expiration of the Term and any extension thereof.

8.                                      LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.  In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9.                                      ASSIGNMENT AND SUBLETTING.

9.1                               Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2                               Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3                               In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting of the entire Premises or assignment of this Lease, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above.  However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the rent (including all additional rent) to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4                               In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component- is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, tenant improvements, advertising costs and all other costs incurred by Tenant in connection with such sublease, assignment or other transfer.

9.5                               Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would:  (i) violate any exclusive right granted to another tenant of the Building; (ii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iii) involve a violation of Section 1.2.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6                               Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs (not to exceed $5,000), including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7                               Except as provided in Section 9.8, if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment

9.8                               Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:

9.8.1                     Tenant shall not then be in default under this Lease;

9.8.2                     a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

9.8.3                     the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its sole discretion;

9.8.4                     any guarantor of this Lease reaffirms that its Guaranty remains in full force and effect; and

9.8.5                     Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees (not to exceed $1,000.00).

Tenant acknowledges (and, at Landlord’s request. at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting.  As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all of the stock of Tenant or of all of the assets of Tenant, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Tenant immediately preceding the transaction or at the Commencement Date, whichever is higher.  Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

10.                               INDEMNIFICATION.

10.1                        None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.  Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.  The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

10.2                        Landlord shall protect, indemnify and hold the Tenant harmless from and against any and all loss, claims, liability or reasonable costs (including court costs and reasonable attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person in or about the Premises or the Building to the extent such injury or damage shall be caused by or arise from any gross negligence or willful misconduct by Landlord; or (b) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to this Lease.  The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.                               INSURANCE.

11.1                        Tenant shall keep in force throughout the Term:  (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time to the extent not outside of the range of coverage required in like-kind of buildings in the Billerica market area, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured.

11.2                        The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3                        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.                               WAIVER OF SUBROGATION.  So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.                               SERVICES AND UTILITIES.  Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities.  Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers.  If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable.  Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord without mark-up on demand and shall be additional rent hereunder.  Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building.  Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14.                               HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages (excluding consequential damages) sustained by Landlord by reason of such retention.  If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.                               SUBORDINATION.  This Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.  At Tenant’s request and at Tenant’s sole expense, Landlord shall use commercially reasonable efforts to obtain from its current (if any) and any future mortgagee a non-disturbance agreement in favor of Tenant, but the failure to obtain such non-disturbance agreement shall not be a failure of condition of this Lease.  Tenant shall reimburse Landlord for any fees and charges imposed by said mortgagee in connection with the non-disturbance agreement, as well as for reasonable attorneys’ fees and costs incurred by Landlord.

16.                               RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.                               REENTRY BY LANDLORD.

17.1                        Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.  In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.  Notwithstanding anything to the contrary contained herein, except for an emergency, Landlord agrees to comply with any reasonable security procedures imposed by Tenant, provided such procedures have been communicated to Landlord, prior to entering the Premises, including the execution of a reasonable non-disclosure agreement, and use commercially reasonable efforts to cause any third party entering the Premises with Landlord or on Landlord’s behalf to comply with such procedures.

17.2                        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession and to which Tenant does not permit access on no less than one (1) business days’ written notice from Landlord (except in the case of an emergency, in which case no such notice shall be required), Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18.                               DEFAULT.

18.1                        Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1              Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due, but if any such notice shall be given twice in any twelve (12) month period, for the twelve (12) month period commencing with the date of the second such notice, the failure to pay within ten (10) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2              Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) business days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) business day period, Tenant has commenced the cure within such twenty (20) business day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

18.1.3              Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4              Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5              A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.                               REMEDIES.

19.1                        Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1              Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2              Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3              Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4              Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1                            Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2                            Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law.  Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises.  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of retching, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3                            Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2                        Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3                        Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate.  For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease.  Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3.  For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.  The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4                        If, on account of any breach or default of any obligation under the terms and conditions of this Lease, it shall become necessary or appropriate for either party hereto to employ or consult with an attorney or collection agency concerning or to enforce or defend any of such party’s rights or remedies arising under this Lease or to collect any sums due under this Lease, the other party agrees to pay all costs and fees so incurred, including, without limitation, reasonable attorneys’ fees and costs.  THE PARTIES HERETO EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5                        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6                        No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7                        Intentionally Deleted.

19.8                        Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20.                               TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1                        If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1              Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to die conditions that:

20.1.1.1                            Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2                            Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3                            The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4                            Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.                               QUIET ENJOYMENT.  Landlord represents and warrants that it has MI right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.                               CASUALTY.

22.1                        In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2                        If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3                        Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4                        In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5                        Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6                        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.                               EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.                               SALE BY LANDLORD.  In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.                               ESTOPPEL CERTIFICATES.  Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord.  Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser.

26.                               SURRENDER OP PREMISES.

26.1                        Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.  In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2                        All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal.  Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”).  Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.  In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3                        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.                               NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States

Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.  Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.                               TAXES PAYABLE BY TENANT.  Subject to the provisions of Section 4.1.3, in addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.                               INTENTIONALLY OMITTED.

30.                               DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas.  Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment.  The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.  If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31.                               TENANT’S AUTHORITY.  If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.  Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants, to the best of its knowledge, that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, arc (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701.06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.”  If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.                               FINANCIAL STATEMENTS AND CREDIT REPORTS.  At Landlord’s request, but not more than once during any calendar year.  Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.  Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.  Landlord agrees that all financial information submitted by Tenant to Landlord shall be strictly confidential, and Landlord shall comply with Tenant’s reasonable confidentiality procedures, including the execution of a non-disclosure agreement if requested by Tenant.

33.                               COMMISSIONS.  Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except the Brokers as described on the Reference Pages which Brokers shall be compensated by the Landlord per separate agreement, and each party agrees to indemnify the other against any losses incurred as a result of a breach of the foregoing representation.

34.                               TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.                               SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.                               RENEWAL OPTION.  Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease beyond the applicable cure period at the time of notification, have two (2) options to renew this Lease for terms of three (3) years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

36.1                        If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is twelve (12) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease.  If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

36.2                        The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant.  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor.  Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph.  If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term.  Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within ten percent (10%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.  In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

36.3                        This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and its Affiliates (as defined in Section 9.8) as set forth above and that in no event will any assignee or sublessee (other than an Affiliate of Tenant) have any rights to exercise the aforesaid option to renew.

36.4                        As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

37.                               ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38.                               EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39.                               RECORDATION.  Tenant shall not record or register this Lease without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.  Notwithstanding the foregoing, Tenant may record a short-form memorandum of this Lease at its sole cost and expense.  If Tenant records a short-form memorandum of this Lease, Tenant shall simultaneously deposit with Landlord an executed and acknowledged discharge in recordable form of such memorandum, which discharge shall be held in escrow by Landlord until the expiration or earlier termination of this Lease, at which time it may be released and recorded by Landlord.

40.                               LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

41.                               RIGHT OF FIRST OFFER.  Provided Tenant is not then in default beyond any applicable cure period under the terms, covenants and conditions of the Leases, Tenant shall have the one-time-only right to lease, as and when it becomes available (as defined below), any available space on the second (2nd) floor of the Building (any such space, as and when becoming available and subject to this Article, referred to as the “Expansion Premises”).  Space is “available” for purposes of this Article when (i) it is vacated by the prior tenant, such tenant’s lease having expired or been terminated by Landlord; and (ii) Landlord intends to market such space for lease. Nothing herein shall be construed so as to limit Landlord’s absolute right to renew or extend the lease of any existing or future tenant.  In the event that Expansion Premises becomes available, Landlord shall give written notice to Tenant of the availability of the Expansion Premises and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of fifteen (15) days in which to exercise Tenant’s right to lease the Expansion Premises pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may for a period of six (6) months offer to lease the Expansion Premises to any third party and if Landlord is unsuccessful in so leasing the Expansion Premises within such six month period of time, Tenant’s right of first offer shall revive.  If Landlord leases the Expansion Premises on no less than 90% of the economic terms as offered to Tenant, Tenant shall have no further rights with respect to the

Expansion Premises; provided that if Landlord intends to offer the Expansion Premises to a third party on less than 90% of the economic terms as offered to Tenant, Tenant’s rights under this Article 41 shall be revived and Landlord must first offer the Expansion Premises to Tenant, in accordance with the procedure set forth above, on the terms of the offer made or to be made to such third party.  If Tenant exercises an expansion option hereunder, effective as of the date Landlord delivers the Expansion Premises (the “Delivery Date”), the Expansion Premises shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord’s notice and as follows:

41.1                        Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Expansion Premises.

41.2                        The Expansion Premises shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Expansion Premises or grant Tenant any improvement allowance thereon.

41.3                        If requested by Landlord, Tenant shall, prior to the beginning of the term for the Expansion Premises, execute a written memorandum confirming the inclusion of the Expansion Premises and the Annual Rent for the Expansion Premises.

41.4                        Notwithstanding the foregoing, Tenant shall have no right to lease Expansion Premises if the Termination Date under this Lease is prior to the date on which the term of the lease of the Expansion Premises would expire under the terms under which Landlord intends to offer the Expansion Premises to the public (“Expansion Termination Date”) (e.g., if only one year remains in the term of this Lease but Landlord requires a minimum term of three years for the Expansion Premises, Tenant would have no right to lease the Expansion Premises).  However, if Tenant has a remaining renewal option which, if properly exercised, would extend the Termination Date of this Lease to or beyond the Expansion Termination Date, Tenant shall have the right to lease the Expansion Premises if, concurrently with its exercise of that right, it also exercises such renewal option.

42.                               SATELLITE DISH.  Landlord agrees that Tenant may install, at Tenant’s expense and for its own internal business use (and not for the purpose of granting access to others whether or not for profit), a satellite dish system on the roof of the Building at a location chosen by Landlord.  so long as Tenant executes, and complies with all of the terms and conditions of, Landlord’s then standard form of license agreement (which may provide for the payment of fees and reimbursement of costs).  Without limiting the generality of the foregoing, the installation, size and location of such system must comply with all governmental requirements (local, state and federal).  Prior to installation of such system, Tenant shall furnish plans and specifications for such system and its location and installation (which installation shall not involve any penetration of the roof) to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.  In addition, prior to installation of such system, Tenant shall obtain all necessary governmental permits and approvals and deliver copies thereof to Landlord.  All costs related to such system shall be paid by Tenant, including all costs of installation, screening (if required by Landlord or any governmental entity), maintenance, repair, restoration and removal.  If requested by Landlord, Tenant will, at Tenant’s expense, move the system to another location on the roof selected by Landlord and reasonably acceptable to Tenant.  Tenant acknowledges that Landlord may also install or grant to others the right to install microwave, satellite or other antenna communications systems on the roof.

43.                               GENERATOR.  Tenant will be permitted to install and maintain a generator, at its sole expense, for use for emergency backup power, on Landlord’s property outside of the Building or on the roof, if Landlord permits, subject to the following tents and conditions:

43.1                        The location of the generator must be acceptable to both Landlord and Tenant.

43.2                        Landlord must have the opportunity to review and approve the specifications for the generator itself and for its installation, including mounting, screening and landscaping, if applicable.

43.3                        The generator must be screened and, if applicable, landscaped as required by governmental authorities.  Tenant at its sole expense is responsible for obtaining any and all permits and other approvals required from governmental authorities.

43.4                        Tenant, at its sole expense, shall at all times maintain and keep the generator in good condition and repair, and, without limiting any other provisions of the Lease, shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, judgments, costs and expenses (including reasonable attorneys fees and costs) arising out of or in any way related to Tenant’s installation, use, maintenance, repair and removal of the generator and related equipment, including, without limitation, fuel leaks and electrical problems.

43.5                        The generator shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, the generator shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  However, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove the generator and all appurtenances and repair any damage caused by such removal, including removal of screening and re-landscaping, if applicable, as reasonably required by Landlord.

IN WITNESS WHEREOF, the undersigned have set their hands as of the date first above written.

LANDLORD:	TENANT:

RAR2 — BOSTON INDUSTRIAL QRS —MA, INC., a Maryland corporation	AUSHON BIOSYSTEMS, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, Authorized Agent

By:	By:

Name:	Name:

Title:	Title:

Dated:	Dated:

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of September 7, 2007 between

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC., as Landlord and

AUSHON BIOSYSTEMS, INC., as Tenant

43 Manning Road, Billerica, MA

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT A-1 — SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of September 7, 2007 between

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC., as Landlord and

AUSHON BIOSYSTEMS, INC., as Tenant

43 Manning Road, Billerica, MA

Exhibit A-1 is intended only to show the general layout of the property as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of September 7, 2007 between

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC., as Landlord and

AUSHON BIOSYSTEMS, INC., as Tenant

43 Manning Road, Billerica, MA

A.                                    Tenant is taking the Premises in its “AS IS” condition, with no obligation of Landlord to construct any alterations, additions or improvements except as otherwise set forth in Sections 2.1 and 7.5 of the Lease.  Tenant shall be entitled to an improvement allowance from Landlord in the amount of $258,000 (“Allowance”), due and payable by Landlord not later than thirty (30) days after Tenant has satisfied all of the conditions in paragraph (C) below.  Tenant must comply with all of the terms and conditions of Article 6 of the Lease in connection with any proposed alterations, additions and improvements.  Any unused Allowance after Tenant’s improvements are completed may be credited towards Tenant’s rent obligation.  The Term and rent shall in any event shall commence October 1, 2007, except as set forth in the Lease.

B.                                    Attached hereto as Exhibit B-1 are a floor plan, description of Tenant’s initial alterations with specifications and Landlord’s letter relating to same (collectively, the “Plans”).  Landlord hereby consents to the alterations and work described in the Plans; provided, however, if the specifications are not provided as part of the Plans, the specifications are subject to Landlord’s reasonable review and approval before the commencement of such alterations and work.

C.                                    Upon completion of Tenant’s work, Tenant shall provide to Landlord: (i) certificate of final completion from the architect or professional engineer; (ii) copies of all necessary governmental permits, including, but not limited to, a temporary or permanent certificate of occupancy; (iii) the sworn statement of the general contractor; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof.  Landlord shall disburse the Allowance with thirty (30) days after receipt of the foregoing items from Tenant.

AUSHON BIOSYSTEMS

BUILDING IMPROVEMENTS

for

43 MANNING PARK

BILLERICA, MASSACHUSETTS

EXHIBIT B-1

Attached to and made a part of Lease bearing

the Lease Reference Date of September 7, 2007

between RAR2-BOSTON INDUSTRIAL QRS

— MA, INC., as Landlord and AUSHON

BIOSYSTEMS, INC., as Tenant

RREEF Alternative Investments

600 Unicorn Park Drive

Woburn, MA 01801

T  781 938 1733

F  781 938 1278

www.rreef.com

September 14, 2007

Mr. Kevin Oliver

Aushon BioSystems

25 Adams St

Burlington, MA 01803

Dear Kevin,

We have reviewed the plans dated 9/5/07 prepared for Aushon BioSystems by Facility Planning & Management, Inc. and generally approve of them.  However, please note the following comments and respond as necessary.  RREEF reserves the right to make additional comments as the work progresses.

GENERAL COMMENTS

•                  No work that requires a building permit shall begin until a copy of the Billerica Building Permit is submitted to RREEF.

•                  No work shall begin until the General Contractor’s Certificate of Insurance (sample attached) is submitted to RREEF.

•                  Upon completion, please provide RREEF with the original Certificate of Occupancy from the Town of Billerica.

•                  Complete set of As Built plans must be submitted upon completion of work in Auto Cad.

•                  It is the Architect’s responsibility to ensure that all building and life-safety codes are met as they relate to the Aushon BioSystems Tenant Improvements.

•                  All loud work, including floor coring, must be done after hours to minimize disruption to other tenants.

•                  All debris must be removed from the site and properly disposed. The building’s dumpster cannot be used for any construction materials. We will show the GC where to place the construction dumpster.

•                  Plywood in Tel/Data room 124 and at gas piping area must he fire rated.

•                  Upon final installation of any equipment and making of alterations, RREEF reserves the right to require any modifications needed to eliminate noise and /or odor that affects or may affect other tenants in the Building.

MACHINE SHOP 129

•                  Please describe the type of air compressor and how the condensate and exhaust is handled.

•                  Please describe what will go in the waste drum and how it will be disposed.

R & D LAB 120

•                  Please describe how the chemicals will be stored and in what quantities.

•                  Please describe Aushon BioSystem’s chemical management and spill contingency plans.

•                  Location of the exhaust duct on the roof shall be located in accordance with all local, state and federal laws and recommendations, including Indoor Air Quality Standards and Guidelines.  The exhaust opening shall be a minimum of 10 feet above the height of the fresh air intakes on the roof top units.

•                  RREEF reserves the right to request that Aushon BioSystems perform additional work, such as installing carbon filters, in the event odors re-enter the building.

•                  Please confirm the location (in the ceiling plenum of the 1st floor or on the roof) of the 1,000 elm exhaust fan for R & D Lab 120.  Regardless of location, proper vibration eliminators and anchors must be installed.

•                  We understand the exhaust duct to be an 8 inch round duct.  Please confirm.

•                  If the chemicals used are corrosive to metal, the exhaust ductwork needs to be made out of PVC.  Please confirm.

•                  All joints in the exhaust duct must be properly sealed per SMACNA Standards for the intended use.

•                  The exterior portion of the exhaust duct must be properly prepared and painted to match the window mullion color.  All supports (including brackets and anchors) shall be made of non-corrosive materials to minimize staining to the building’s facade.

•                  Upon demolition of the existing Liebert Unit, Landlord will install base building air into the room.  Demolition includes the removal of all ductwork, equipment and the condenser unit on the roof.  Refrigerant lines shall be evacuated and capped in the ceiling of R & D Lab 120 and above the roof.

ELECTRIC

•                  All electrical work shall meet or exceed the requirements of the most recent Massachusetts State Electric Code and the Massachusetts State Energy Code.

•                  All unused cabling (tel/data and electrical) must be completely removed.

•                  All telephone and data cabling must be plenum rated.

HVAC

•                  Please provide mechanical drawings to show cfm design at air diffusers based on furniture layout.

•                  A Certified air balance report must be furnished upon completion of the work.  An As-Built drawing showing the location of all diffusers, design and actual cfm readings must be furnished.

September 14, 2007

John Harris

RREEF Alternative Investments

600 Unicorn Park

Woburn, MA 01801

T  781.938.1733

F  781.938.1278

Dear John;

I response to your questions and comments in your letter dates September 12, 2007:

1.              We are working to obtain a building permit by Sept 17, but in the event that is delayed, we would like to begin work in the space that does not require a building permit (paint, tile, etc.)

2.              We understand that we will be allowed to locate our demo dumpster at the loading dock door that does not have the lift system (unless this interferes with current tenant’s operations).

3.              Air compressor system

a.              The compressor will be an oil-less low maintenance unit, similar to what you’d put in a residential basement.  It will be 3.5 hp in size, and will be used only for blow off air, not to run air tools for extended periods of time.  Heat dissipation, exhaust, and condensate/drain concerns are minimal since the unit will have a very low duty cycle.

4.              Waste drum

a.              The waste drum will contain residual material from our electropolish and rinse process.  MSDS attached (ESMA E972 electropolish solution and #222 Ultrasonic Cleaner fluid).  Profiles will be generated and we are signed on with Clean Harbors for regular disposal.  We will not have more than 5-10 gallons of each of the used materials on hand at any time.  The drums will be proper DOT labeled containers suitable for transportation to the waste facility.

5.              Chemical Storage and Quantities in Lab

a.              Hazardous chemicals will be stored in either lab safety cabinets, refrigerators, or flammable cabinets as appropriate.  Small quantities (less than a half pint) of solvents such as ethanol and acetone may be used in plastic dispensers in lab areas.  Quantities of other chemicals range from grams of material for most lab materials up to gallon containers for some solvents such as Isopropanol or Ethanol.

6.              Chemical Management and spill contingency

a.              Hazardous chemicals will be stored in either lab safety cabinets, refrigerators, or flammable materials cabinets and shall be labeled.  These cabinets will be appropriately marked with warning labels.  MSDS sheets will be filed for materials as appropriate.  Waste materials will be stored in approved containers with containment measures should a spill occur.  Spill kits will be available at the storage locations and will have a capacity larger than the quantity of material stored at one time.  Employees will be trained in proper storage and handling of potentially hazardous materials.  Clean Harbors is our supplier for waste removal, and should any spill beyond a trivial level occur, will be called to handle clean-up.

7.              Ductwork

a.              Size of exhaust duct will be 10-12”, based on the long nm to the rear of the building.  This will be finalized in the next few days based on mechanical plans.

b.              The chemicals are not corrosive, so PVC or Stainless ductwork is not needed.

Regards,

Kevin Oliver

Cc:                             Ken Titlebaum

John Austin

Aushon BioSystems, Inc.

Proposed Work Tasks for 43 Manning Road

Will need final plans for all work

General and mechanical:

•                  Repair and paint walls

•                  Install new or clean existing carpet in office area and all offices

•                  Repair/replace/strip and re-wax floor tile as required

•                  Replace tile with carpet (or vice versa) in certain areas

•                  Add privacy coating to glass partitions

•                  Repair/replace ceiling tiles as required, and hang dropped ceilings where needed

•                  Modify offices for personnel and conference room requirements

•                  Repair/replace/remove cabinets in kitchen area

•                  Lab space being fitted with casework, sinks/drains (including related plumbing) and exhaust (including fume hoods and related ducting to exterior and/or root)).  Need specifics, where will fumes exhaust too, where will you penetrate roof, how will you go through second floor.

•                  Install exhaust and ventilation for manufacturing and engineering areas (to exhaust outside rear of building) Need specifics, where will fumes exhaust too, where will you penetrate roof, how will you go through second floor

•                  Lighting upgrades (re-lamp office space, add light fixtures in manufacturing and engineering spaces) and adjust existing lighting (heights to correspond with nature of space use)

•                  Install/repair window treatments where needed for privacy or shade Use building standard

•                  Install access card system install for 5 doors entering the Aushon space (including related wiring)

•                  Install openings (including replacement of certain doors with taller cased openings) in existing partition walls (as reflected on plan)

•                  Install new/remove existing partition walls (as reflected on plan)

•                  Install equipment and machine tools (including fixation to walls or floors as needed), Should not be load issue as on grade. How are they affixing to floors and walls? restore to original upon termination of lease.

•                  HVAC ducting adjustments (to balance changes in partition walls and/or work areas)

•                  Move/adjust sprinkler heads (resulting from changes to partition walls or equipment installation)

•                  Repair/replace HVAC system supporting clean room area

•                  Modify clean room to accommodate equipment installation

•                  Install exhaust duct to roof More specific

•                  Install small gas-driven generator on roof (and wire to new automatic switch-over panel on 1st floor) I recommend we have them put it on grade outside of building, properly enclosed.  WE do need more specifics on size of generator, subject to RREEF license agreements on both.

Electrical

•                  Add busway in manufacturing and engineering area

•                  Add power outlets as necessary

•                  Provide data/voice drops throughout all areas (as per attached plan) teledata wiring must be plenum, rated

•                  Install, or prepare for installation of (e.g., wiring), roof-mounted backup generator (to support certain key instruments)

•                  Provide alarm wiring as needed

EXHIBIT C — INTENTIONALLY DELETED

attached to and made a part of Lease bearing the

Lease Reference Date of September 7, 2007 between

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC., as Landlord and

AUSHON BIOSYSTEMS, INC., as Tenant

43 Manning Road, Billerica, MA

EXHIBIT D — RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of September 7, 2007 between

RAR2 — BOSTON INDUSTRIAL QRS — MA, INC., as Landlord and

AUSHON BIOSYSTEMS, INC., as Tenant

43 Manning Road, Billerica, MA

1.                                      No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s reasonable discretion.  All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises.  Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.  Notwithstanding the foregoing, Tenant shall have the right to install, at its own costs, building signage provided its plans, specifications and location are first approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and such signage complies with all governmental requirements and Tenant receives all applicable governmental approvals.

2.                                      If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3.                                      Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.                                      If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.  Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed.  The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

5.                                      Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.                                      Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.                                      Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.  Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

8.                                      No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens and toaster ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9.                                      Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.  Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.                               Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11.                               All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord.  Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.                               Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.                               Intentionally Omitted.

15.                               No person shall go on the roof without Landlord’s permission.

16.                               Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property, except for those used in connection with lab work in Tenant’s ordinary course of business, in compliance with all applicable laws and regulations.

17.                               Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.                               These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in pan, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.                               Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building, provided such rules and regulations are uniformly applied and enforced with regard to all tenants in the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.                               Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be home by the Tenant who, or whose employees or invitees, shall have caused it.

21.                               Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.                               Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only.

23.                               Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same.  No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.                               Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.                               Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises.  Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26.                               Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas.  Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading.  Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense.  Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense.  Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.                               No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area.  Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28.                               During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants.  All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas.  Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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